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                                                                     Exhibit 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM


                                August 31, 2000

Cholestech Corporation
3347 Investment Boulevard
Hayward, CA   94545

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 31, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 590,000 shares of your Common Stock reserved for issuance under the 2000 Stock Incentive Program and of 200,000 additional shares of your Common Stock reserved for issuance under the 1992 Employee Stock Purchase Plan (which plans are collectively referred to herein as the "Plans" and which shares are collectively referred herein as the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

        It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati